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                                                                    EXHIBIT 99.1

                                            (CCA)
                                            (CORRECTIONS CORPORATION OF AMERICA)

News Release

Contact: Louise Chickering, Marketing and Communications 615-263-3106 Karin Demler, Investor Relations 615-263-3005

                  CORRECTIONS CORPORATION OF AMERICA ANNOUNCES
                       OFFICE OF CHIEF CORRECTIONS OFFICER

NASHVILLE, Tenn., December 15, 2004 - Corrections Corporation of America (NYSE:
CXW) (the "Company") announces as part of its evaluation of its executive officer organizational structure, it has created the position of Chief Corrections Officer. This new position, which assumes many of the responsibilities of the former Chief Operating Officer, is an executive position responsible for the oversight of facility operations, health services, inmate programs and TransCor, the Company's wholly-owned transportation subsidiary.

T. Don Hutto, one of the founding members of Corrections Corporation of America, has agreed to serve as Acting Chief Corrections Officer while the Company conducts a national search for the best candidate. The candidate search will focus on experienced corrections professionals who have managed large and complex correctional systems.

Mr. Hutto has been an advisor to the Company's President and Chief Executive Officer since June of 1995. He formerly served as President and Director to CCA International, Inc., and as a Director to CCA of Australia, a former subsidiary of the Company. Mr. Hutto has extensive corrections experience, in addition to his relationships with CCA, serving as the Director of Corrections and as Deputy Director for the Department of Corrections for the Commonwealth of Virginia from 1977 through 1982, as Director of Corrections for the state of Arkansas, and as a warden and assistant warden for the Texas Department of Corrections.

According to John Ferguson, President and CEO, "For CCA to fulfill its mission of operating the highest quality, full service adult corrections company in the United States, the Company must achieve consistency in the delivery of its quality services throughout its network of 63 facilities. Don Hutto has been a valuable contributor to CCA for many years and we are grateful for his willingness to further contribute to the Company's success." Ferguson added, "I continue to assess the organizational structure of our Company to ensure our structure and our mission are aligned."

ABOUT THE COMPANY

The Company is the nation's largest owner and operator of privatized correctional and detention facilities and one of the largest prison operators in the United States, behind only the federal government and three states. The Company currently operates 63 facilities, including 38 company-owned facilities, with a total design capacity of approximately 68,000 beds in 19 states and the District of Columbia. The Company specializes in owning, operating and managing prisons and other correctional facilities and providing inmate residential and prisoner transportation services for governmental agencies. In addition to providing the fundamental residential services relating to inmates, the Company's facilities offer a variety of rehabilitation and educational programs, including basic education, religious services, life skills and employment training and substance abuse treatment. These services are intended to reduce recidivism and to prepare inmates for their successful re-entry into society upon their release. The Company also provides health care (including medical, dental and psychiatric services), food services and work and recreational programs.

FORWARD-LOOKING STATEMENTS

This press release contains statements as to the Company's beliefs and expectations of the outcome of future events that are forward-looking statements as defined within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. These include, but are not limited to, the risks and uncertainties associated with: (i) fluctuations in the Company's operating results because of, among other things, changes in occupancy levels, competition, increases in cost of operations, fluctuations in interest rates and risks of operations; (ii) changes in the privatization of the corrections and detention industry, the public acceptance of the Company's services and the timing of the opening of and demand for new prison facilities; (iii) the Company's ability to obtain and maintain correctional facility management contracts, including as the result of sufficient governmental appropriations, and the timing of the opening of new facilities; (iv) the Company's ability to obtain and maintain correctional facility management contracts, including as the result of inmate disturbances;
(v) increases in costs to construct or expand correctional facilities that exceed original estimates, or the inability to complete such projects on schedule as a result of various factors, many of which are beyond the Company's control, such as weather, labor conditions and material shortages, resulting in increased construction costs; and (vi) general economic and market conditions. Other factors that could cause operating and financial results to differ are described in the filings made from time to time by the Company with the Securities and Exchange Commission.

The Company takes no responsibility for updating the information contained in this press release following the date hereof to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events or for any changes or modifications made to this press release or the information contained herein by any third-parties, including, but not limited to, any wire or internet services.

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